Exhibit 32(b)

ENERGY FUTURE COMPETITIVE HOLDINGS COMPANY LLC
Certificate Pursuant to Section 906
of Sarbanes - Oxley Act of 2002
CERTIFICATION OF CFO
The undersigned, Paul M. Keglevic, Executive Vice President and Chief Financial Officer of Energy Future Competitive Holdings Company LLC (the "Company"), DOES HEREBY CERTIFY that, to his knowledge:

1.
The Company's Quarterly Report on Form 10-Q for the period ended March 31, 2013 (the "Report") fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

2.	Information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

IN WITNESS WHEREOF, the undersigned has caused this instrument to be executed this 1st day of May, 2013.

/s/ PAUL M. KEGLEVIC
Name:	Paul M. Keglevic
Title:	Executive Vice President and Chief Financial Officer

A signed original of this written statement required by Section 906 has been provided to Energy Future Competitive Holdings Company LLC and will be retained by Energy Future Competitive Holdings Company LLC and furnished to the Securities and Exchange Commission or its staff upon request.